FOR IMMEDIATE RELEASE                                       CONTACT: Jane Powell
                                                           (713) 974-9300


                      SOUTHWEST BANCORPORATION OF TEXAS
                    REPORTS QUARTERLY OPERATING EPS UP 29%

    HOUSTON (January 18, 2001) -- Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT), the largest independent bank-holding company in Houston, with $3.97 billion in assets, reported continued strong operating earnings for the fourth quarter, according to Paul B. Murphy, Jr., chief executive officer and president. "We are hitting on all cylinders at Southwest Bank. Our extraordinary growth tells you not simply how we're doing, but also where we are going," said Murphy.

    On December 29, 2000, Southwest Bancorporation of Texas, Inc. ("Southwest") and Citizens Bankers, Inc. ("Citizens") completed their previously announced merger. The merger resulted in the issuance of approximately four million shares of Southwest common stock on a fully diluted basis. In connection with this transaction, Southwest incurred approximately $4.1 million in pretax merger-related expenses and other charges ("merger expenses"). Citizens is a three-bank holding company in east Harris County and is the largest Harris County bank holding company that does not operate in Houston. The operational merger is on track to be completed during the second quarter of 2001. Cross-sales initiatives are already active between the two organizations. The following historical financial data has been restated to include the accounts and operations of Citizens for all periods presented.

          RESULTS OF OPERATIONS EXCLUDING MERGER-RELATED EXPENSES AND
                       NET LOSSES ON SALES OF SECURITIES

    Excluding merger expenses and net losses on sales of securities ("security losses"), net income for the years ended December 31, 2000, and 1999 was $46.9 million compared to $35.7 million, an increase of 31 percent. For the three months ended December 31, 2000, net income excluding merger expenses and security losses was $13.1 million, or $0.39 per diluted common share compared to $9.9 million, or $0.30 per diluted common share for the same period in 1999, an increase of 32 percent and 29 percent, respectively. Return on average assets and return on average common shareholders' equity for the three months ended December 31, 2000 would have been 1.39 percent and
18.52 percent, respectively.  The company's efficiency ratio would have been
58.95 percent for
the three months ended December 31, 2000 compared with 62.13 percent for the same period last year.

                       RESULTS OF OPERATIONS AS REPORTED

    For the year ended December 31, 2000, net income was $43.5 million compared to $32.0 million for the same period in 1999, an increase of 36 percent. For the three months ended December 31, 2000, net income was $9.7 million compared to $9.9 million for the same period in 1999, a decrease of three percent. Net income per diluted common share was $0.28 for the three months ended December 31, 2000 compared with $0.30 for the three months ended December 31, 1999. This decrease in net income, and net income per diluted common share, for the three-month period, resulted primarily from $4.1 million in pretax merger related expenses and other charges related to the Citizens transaction and net pretax security losses of $462,000. Return on average assets and return on average common shareholders' equity for the three months ended December 31, 2000 was 1.02 percent and 13.65 percent, respectively. The company's efficiency ratio was 66.81 percent for the three months ended December 31, 2000 compared with 62.13 percent for the same period last year.

                                 ASSET QUALITY

    Non-performing assets totaled $9.9 million or 0.41 percent of loans and other real estate at December 31, 2000, compared to $6.2 million or 0.31 percent for the period ending December 31, 1999. Non-performing assets increased primarily due to the addition of two loans - a $5.1 million secured relationship which is expected to be a long term workout and a $1.1 million loan secured by three houses which are expected to be sold near term. "I am pleased with our asset quality," said Murphy, "with annual net charge-offs of 6 basis points and non-performing assets of 0.41 percent of loans and other real estate, our asset quality remains among the best in the industry. Our credit culture is conservative and consistent." Net charge-offs for the twelve-month period ended December 31, 2000 were $1.3 million, compared to $1.6 million for the same period in 1999. The allowance for loan losses was
1.16 percent of total loans and 297.82 percent of non-performing loans at December 31, 2000.

                              FINANCIAL HIGHLIGHTS

    Net interest income for the quarter increased $7.0 million or 21 percent, to $40.6 million, from the same period last year. This increase is attributable primarily to a 20 percent growth in average earning assets and, to a lesser extent, a 5 basis point increase in the net interest margin to
4.67 percent. Net interest income for the year ended December 31, 2000 increased $27.5 million or 22 percent, to $150.5 million, from the same period last year. This increase is also attributable primarily to a 17 percent growth in average earning assets over the period combined with the 20 basis point rise in the net interest margin to 4.64 percent.

    Non interest income increased 14 percent (19 percent excluding security losses) for the quarter due to: significant growth in service charges on deposit accounts - up $823,000 or 18 percent; investment services fee income
- up $439,000 or 40 percent; and factoring fee income - up $242,000 or 26 percent. Trust department income was $155,000 for the quarter, down 5 percent, compared to the same period last year.

    Non interest expenses increased $8.0 million to $35.0 million for the quarter, an increase of 29 percent (14 percent excluding merger expenses). The majority of this increase was due to $4.1 million in merger expenses. The remainder of the increase is attributable to costs associated with maintaining the company's growth, such as: additional salaries and benefits expense - up $3.1 million or 21 percent; maintenance contract expense - up $239,000 or 61 percent; and rent expense - up $175,000 or 16 percent.

    Total assets were $3.97 billion on December 31, 2000 - an increase of $699.1 million or 21 percent, from $3.27 billion on December 31, 1999. Deposits increased to $3.09 billion on December 31, 2000, up from $2.53 billion on December 31, 1999 - an increase of $559.4 million or 22 percent. Loans were $2.51 billion on December 31, 2000 - an increase of $476.1 million or 23 percent, from $2.04 billion on December 31, 1999.

                               NEW OFFSHORE BRANCH

    Southwest Bank has established an offshore branch on the Cayman Islands. It received approval for the "Grand Cayman" branch in November 2000. The establishment of the branch allows customers to sweep short-term funds into Eurodollar time deposits with competitive rates, giving customers an alternative to traditional brokerage products. "We believe this product has significant potential to re-integrate deposits into our bank," stated Murphy.

                   RESULTS OF PREVIOUSLY SEPARATE COMPANIES

    On December 29, 2000, Southwest and Citizens completed their previously announced merger. Separate interest income and net income amounts of the merged entities are presented as follows: Southwest's interest income for the quarter ended December 31, 2000 was $67.0 million, an increase of $16.4 million or 32 percent over the same period last year. Net income, for the quarter, excluding merger expenses and security losses, was $11.7 million - an increase of $3.2 million or 38 percent. Citizens' interest income for the quarter ended December 31, 2000 was $7.4 million - an increase of $826,000 or 12 percent over the same period last year. Net income, for the quarter, was $1.4 million - an increase of $108,000 or 8 percent.

    "The fourth quarter of 2000 was a strong finish to an outstanding year for both Southwest and Citizens," said Murphy. "Southwest (stand alone) posted loan growth of 24 percent, deposit growth of 25 percent and noninterest income growth of 29 percent while asset quality measures remained better than industry peers. Teaming up with Citizens will enhance our opportunity to continue posting above average results for 2001."

    Southwest Bancorporation of Texas, with $3.97 billion in assets, is the largest independent bank-holding company headquartered in Houston, Texas. The Company focuses on commercial, treasury management, private, retail and mortgage banking services to small and middle-market businesses and individuals. The bank has 32 full-service branches located throughout the Houston metropolitan area. The bank opened a new operations center in downtown Houston during the fourth quarter of 2000.

                                    #  #  #

    This press release includes forward-looking statements that are subject to risks and uncertainties. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Southwest Bancorporation's Securities and Exchange Commission filings.

                                     # # #

Media Contact                                     Investor Contact
-------------                                     ----------------
Jane Powell                                       John McWhorter SVP/Controller
Powell Public Relations                           Southwest Bank of Texas
713.974.9300                                      713.235.8808
powellpr@pdq.net                                  johnm@swbanktx.com

SOUTHWEST BANCORPORATION OF TEXAS, INC.
CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                        4Q-00            4Q-99       % CHANGE       YTD 00            YTD 99
                                                    ------------     ------------    ---------   ------------      ------------
BALANCE SHEET AVERAGES                                                  ($ in 000's except per share data)
     Total loans                                    $  2,455,734     $  1,924,791       27.6%    $  2,281,340      $  1,762,826
     Investment securities                               877,143          905,224       -3.1%         881,379           946,391
     Securities purchased under resale agreements         38,293                -      100.0%           9,626               959
     Fed funds sold and other earning assets              67,349           37,663       78.8%          51,668            52,941
                                                    ------------     ------------                ------------      ------------
       TOTAL EARNING ASSETS                            3,438,519        2,867,678       19.9%       3,224,013         2,763,117
                                                    ------------     ------------                ------------      ------------
     Allowance for loan losses                           (27,717)         (22,039)      25.8%         (25,326)          (20,161)
     Cash and due from banks                             161,211          164,121       -1.8%         161,180           112,048
     Other assets                                        190,208          136,075       39.8%         174,266           153,761
                                                    ------------     ------------                ------------      ------------
       TOTAL ASSETS                                 $  3,762,221     $  3,145,835       19.6%    $  3,534,133      $  3,008,765
                                                    ============     ============                ============      ============

     Noninterest-bearing deposits                      $ 835,149        $ 707,481       18.0%       $ 774,111         $ 656,428
     Interest-bearing demand deposits                     60,197           55,807        7.9%          58,093            69,859
     Savings deposits                                  1,244,638        1,034,791       20.3%       1,159,773           939,121
     Time deposits                                       921,335          713,187       29.2%         829,047           718,037
                                                    ------------     ------------                ------------      ------------
       Total deposits                                  3,061,319        2,511,266       21.9%       2,821,024         2,383,445
     Fed funds purchased and other
       interest-bearing liabilities                      381,047          382,754       -0.4%         423,160           381,052
     Other liabilities                                    36,945           25,421       45.3%          33,037            26,840
     Minority interest in consolidated subsidiary          1,319            1,097       20.2%           1,319                 -
     Shareholders' equity                                281,591          225,297       25.0%         255,593           217,428
                                                    ------------     ------------                ------------      ------------
       TOTAL LIABILITIES AND EQUITY                 $  3,762,221     $  3,145,835       19.6%    $  3,534,133      $  3,008,765
                                                    ============     ============                ============      ============

INCOME STATEMENT DATA
     Interest and fees on loans                     $     58,257         $ 42,548       36.9%       $ 210,990         $ 150,576
     Interest on securities                               14,436           14,200        1.7%          57,755            58,007
     Interest on fed funds sold and other
       earning assets                                      1,747              511      241.9%           3,943             2,649
                                                    ------------     ------------                ------------      ------------
       TOTAL INTEREST INCOME                              74,440           57,259       30.0%         272,688           211,232
                                                    ------------     ------------                ------------      ------------
     Interest on deposits                                 28,476           18,979       50.0%          98,688            70,149
     Interest on fed funds purchased and
       other borrowings                                    5,410            4,701       15.1%          23,496            18,070
                                                    ------------     ------------                ------------      ------------
       TOTAL INTEREST EXPENSE                             33,886           23,680       43.1%         122,184            88,219
                                                    ------------     ------------                ------------      ------------
       NET INTEREST INCOME                                40,554           33,579       20.8%         150,504           123,013
     Provision for loan losses                             1,805            1,538       17.4%           7,053             6,474
                                                    ------------     ------------                ------------      ------------
       NET INTEREST INCOME AFTER PROVISION                38,749           32,041       20.9%         143,451           116,539
                                                    ------------     ------------                ------------      ------------
     Service charges on deposit accounts                   5,450            4,627       17.8%          20,765            17,017
     Investment services                                   1,689            1,259       34.2%           6,017             4,868
     Other fee income                                      2,876            1,671       72.1%           9,719             8,740
     Other operating income                                1,877            2,443      -23.2%           7,570             7,748
     Gains/(losses) on sales of securities                  (462)               4   -11650.0%            (467)             (134)
                                                    ------------     ------------                ------------      ------------
       TOTAL NONINTEREST INCOME                           11,430           10,004       14.3%          43,604            38,239
                                                    ------------     ------------                ------------      ------------
     Salaries and benefits                                17,920           14,821       20.9%          67,060            57,516
     Net occupancy expenses                                5,067            4,545       11.5%          18,732            16,887
     Merger-related expenses and other charges             4,122                -      100.0%           4,122             4,474
     Other expenses                                        7,931            7,711        2.9%          30,954            26,409
                                                    ------------     ------------                ------------      ------------
       TOTAL NONINTEREST EXPENSES                         35,040           27,077       29.4%         120,868           105,286
                                                    ------------     ------------                ------------      ------------
       INCOME BEFORE INCOME TAXES AND
         MINORITY INTEREST                                15,139           14,968        1.1%          66,187            49,492
     Provision for income taxes                            5,459            5,044        8.2%          22,607            17,500
     Minority interest                                        16               17       -5.9%             119                29
                                                    ------------     ------------                ------------      ------------

       NET INCOME AVAILABLE FOR COMMON
         SHAREHOLDERS                               $      9,664 (1) $      9,907       -2.5%    $     43,461 (2)  $     31,963 (3)
                                                    ============     ============                ============      ============
       BASIC EARNINGS PER COMMON SHARE              $       0.30     $       0.31       -4.5%    $       1.34      $       1.01
                                                    ============     ============                ============      ============
       DILUTED EARNINGS PER COMMON SHARE            $       0.28     $       0.30       -5.2%    $       1.29      $       0.97
                                                    ============     ============                ============      ============

       PERIOD END # OF SHARES OUTSTANDING                 32,705           32,018        2.1%          32,705            32,018
       WEIGHTED AVG # OF SHARES OUTSTANDING
         (INCL CSE'S)                                     34,042           33,081        2.9%          33,629            32,973

(1) Excluding merger-related expenses and net losses on the sales of securities, net income available to common shareholders would have been $13,108 or $0.39 per diluted common share for the quarter ended
    December 31, 2000.

(2) Excluding merger-related expenses and net losses on the sales of securities, net income available to common shareholders would have been $46,888 or $1.39 per diluted common share for the year ended December 31, 2000.

(3) Excluding merger-related expenses and net losses on the sales of securities, net income available to common shareholders would have been $35,675 or $1.08 per diluted common share for the year ended December 31, 1999.


NONPERFORMING ASSETS                                                     ($ in 000's except per share data)
     Nonaccrual loans                             $      8,345     $      2,471     237.7%
     Accruing loans 90 or more days past due             1,107            1,847     -40.1%
     Restructured loans                                      -                -       0.0%
     ORE and OLRA                                          454            1,840     -75.3%
                                                  ------------     ------------
       Total nonperforming assets                 $      9,906     $      6,158      60.9%
                                                  ============     ============

CHANGES IN ALLOWANCE FOR LOAN LOSSES
     Allowance for loan losses - beginning
      of period                                   $     26,771     $     21,278      25.8%        $     22,436      $     17,532
     Provision for loan losses                           1,805            1,538      17.4%               7,053             6,474
     Charge-offs                                          (774)            (562)     37.7%              (2,093)           (2,211)
     Recoveries                                            348              182      91.2%                 754               641
                                                  ------------     ------------                   ------------      ------------
     Adjustment to conform reporting periods                 -                -                              -                 -
                                                  ------------     ------------                   ------------      ------------
     Allowance for loan losses - end of period    $     28,150     $     22,436      25.5%        $     28,150      $     22,436
                                                  ============     ============                   ============      ============

RATIOS
     Return on average assets                            1.02% (4)        1.25%                          1.23% (5)         1.06%
     Return on average common equity                    13.65% (4)       17.45%                         17.00% (5)        14.70%
     Leverage ratio                                      7.94%            7.81%
     Yield on earning assets                             8.58%            7.88%                          8.40%             7.63%
     Cost of funds with demand accounts                  3.92%            3.25%                          3.77%             3.19%
     Net interest margin                                 4.67%            4.62%                          4.64%             4.44%
     Efficiency ratio                                   66.81% (4)       62.13%                         62.12% (5)        65.24%
     Noninterest expense to average
       earning assets                                    4.05% (4)        3.75%                          3.75% (5)         3.81%
     Nonperforming assets to loans and other
       real estate                                       0.41%            0.31%
     Net charge-offs(recoveries) to average
       loans                                             0.07%            0.08%                          0.06%             0.09%
     Allowance for loan losses to total loans            1.16%            1.15%
     Allowance for loan losses to nonperforming
       loans                                           297.82%          519.59%

COMMON STOCK PERFORMANCE
     Market value of stock - Close                $     42.938     $     19.813                   $     42.938      $     19.813
     Market value of stock - High                 $     45.625     $     20.000                   $     45.625      $     20.000
     Market value of stock - Low                  $     29.938     $     16.125                   $     14.875      $     11.875
     Book value of stock                          $       9.11     $       7.28                   $       9.11      $       7.28
     Market/book value of stock                           471%             272%                           471%              272%
     Price/12 month trailing earnings ratio                 33               20                             33                20

OTHER DATA
     EOP Employees - full time equivalent                1,313            1,168      12.4%


PERIOD END BALANCES                                        ($ in 000's)
-------------------
     Total loans                                  $  2,511,450     $  2,035,340      23.4%
     Investment securities                             847,896          890,369      -4.8%
     Securities purchased under resale agreements       55,000                -     100.0%
     Fed funds sold and other earning assets            56,677           25,644     121.0%
                                                  ------------     ------------
       TOTAL EARNING ASSETS                          3,471,023        2,951,353      17.6%
                                                  ------------     ------------
     Allowance for loan losses                         (28,150)         (22,436)     25.5%
     Cash and due from banks                           329,350          188,381      74.8%
     Other assets                                      198,105          153,890      28.7%
                                                  ------------     ------------
       TOTAL ASSETS                               $  3,970,328     $  3,271,188      21.4%
                                                  ============     ============

     Noninterest-bearing demand deposits          $    891,918     $    716,785      24.4%
     Interest-bearing demand deposits                   60,953           70,935     -14.1%
     Savings deposits                                1,231,514        1,042,673      18.1%
     Time deposits                                     906,623          701,240      29.3%
                                                  ------------     ------------
       Total deposits                                3,091,008        2,531,633      22.1%
     Fed funds purchased and other
       interest-bearing liabilities                    549,508          483,978      13.5%
     Other liabilities                                  30,541           21,523      41.9%
     Minority interest in consolidated
       subsidiary                                        1,319            1,097      20.2%
     Shareholders' equity                              297,952          232,957      27.9%
                                                  ------------     ------------
       TOTAL LIABILITIES AND EQUITY               $  3,970,328     $  3,271,188      21.4%
                                                  ============     ============

(4) Excluding merger-related expenses and net losses on sales of securities ROA, ROE, Efficiency ratio and NIE to average earning assets would have been 1.39%, 18.52%, 58.95% and 3.58%, respectively, for the quarter ended December 31, 2000.
(5) Excluding merger-related expenses and net losses on sales of securities ROA, ROE, Efficiency ratio and NIE to average earning assets would have been 1.33%, 18.34%, 60.00% and 3.62%, respectively, for the year to date period ended December 31, 2000.